Exhibit 10.3
EXECUTION VERSOIN

INSURANCE AND INDEMNITY AGREEMENT
among
FINANCIAL SECURITY ASSURANCE INC.,
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-D-F,
AMERICREDIT FINANCIAL SERVICES, INC.,
AFS SENSUB CORP.
and
AMERICREDIT CORP.
Dated as of September 12, 2007
$184,000,000 Class A-1 5.9139% Asset Backed Notes, Series 2007-D-F
$164,000,000 Class A-2-A 5.66% Asset Backed Notes, Series 2007-D-F
$50,000,000 Class A-2-B LIBOR + 0.55% Floating Rate Asset Backed Notes, Series 2007-D-F
$232,000,000 Class A-3-A 5.49% Asset Backed Notes, Series 2007-D-F
$40,000,000 Class A-3-B LIBOR + 0.65% Floating Rate Asset Backed Notes, Series 2007-D-F
$200,000,000 Class A-4-A 5.56% Asset Backed Notes, Series 2007-D-F
$130,000,000 Class A-4-B LIBOR + 0.80% Floating Rate Asset Backed Notes, Series 2007-D-F

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TABLE OF CONTENTS
(continued)

Appendix I	Definitions
Annex I	Form of Note Policy
Annex II	Form of Swap Policy
Appendix A	Conditions Precedent to Issuance of the Policies

i

INSURANCE AND INDEMNITY AGREEMENT
     INSURANCE AND INDEMNITY AGREEMENT dated as of September 12, 2007 among FINANCIAL SECURITY ASSURANCE INC. (“Financial Security”), AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-D-F (the “Trust”), a Delaware statutory trust, AFS SENSUB CORP., a Nevada corporation (when referred to individually hereunder, “AFS SenSub,” when referred to as the seller under the Sale and Servicing Agreement referred to below, the “Seller”), and AMERICREDIT FINANCIAL SERVICES, INC. (the “Company”), a Delaware corporation and AMERICREDIT CORP., a Texas corporation (“AmeriCredit”).
INTRODUCTORY STATEMENTS
     AFS SenSub proposes to acquire the Receivables from the Company and simultaneously to sell to the Trust all of its right, title and interest in and to the Receivables and certain other property pursuant to the Sale and Servicing Agreement. The Trust will issue the Certificate pursuant to the Trust Agreement and Notes pursuant to the Indenture.
     Each Note will be secured by the Collateral. The Trust has requested that Financial Security issue a financial guaranty insurance policy guarantying certain distributions of interest and principal on the Notes on each Insured Distribution Date (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms, and subject to the conditions, provided herein.
     The Trust has requested that Financial Security issue a financial guaranty insurance policy guarantying certain payments due from the Issuer on the Swap Agreement relating to the Class A-2-B Notes, Class A-3-B Notes and the Class A-4-B Notes (including any such payments subsequently avoided as a preference under applicable bankruptcy law) upon the terms, and subject to the conditions, provided herein.
     The parties hereto desire to specify the conditions precedent to the issuance of the Notes Policy and the Swap Policy by Financial Security, the payment of premium in respect of the Notes Policy and the Swap Policy, the indemnity and reimbursement to be provided to Financial Security in respect of amounts paid by Financial Security under the Notes Policy and the Swap Policy or otherwise and certain other matters.
     In consideration of the premises and of the agreements herein contained, Financial Security, the Trust, the Company, AFS SenSub and AmeriCredit hereby agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto or the meanings given such terms in the Sale and Servicing Agreement or the Spread Account Agreement, unless the context otherwise requires.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 2.1 Representations and Warranties of the Trust. The Trust represents and warrants, as of the date hereof and as of the Date of Issuance (except as expressly provided herein), as follows:
     (a) Due Organization and Qualification. The Trust is duly formed and validly existing as a Delaware statutory trust and is in good standing under the laws of the State of Delaware. The Trust is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable or Transaction Document unenforceable in any material respect or would otherwise have a material adverse effect upon the Transaction.
     (b) Power and Authority. The Trust has all necessary trust power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and has full power and authority to sell and assign the Receivables as contemplated by the Transaction Documents and to consummate the Transaction.
     (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Trust have been duly authorized by all necessary trust action and do not require any additional approvals or consents or other action by, or any notice to or filing with, any Person, including, without limitation, any governmental entity.
     (d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Trust, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents,
     (i) conflicts with, or results in any breach or violation of, any provision of the Certificate of Trust or the Trust Agreement, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Trust or its property, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Trust,
     (ii) constitutes, or will constitute, a default by the Trust under, or a breach of, any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Trust is a party or by which it or any of its property is or may be bound or affected, or
     (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Trust, except as otherwise expressly contemplated by the Transaction Documents.
     (e) Legal Proceedings. There is no action, proceeding, suit or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Trust, or any properties or rights of the Trust, pending or, to the knowledge of the Trust, threatened, which, in any case, if decided adversely, would result in a Material Adverse Change with respect to the Trust, the Certificate or the Notes.
     (f) Valid and Binding Obligations. Each of the Transaction Documents to which the Trust is a party when executed by the Owner Trustee on behalf of the Trust, will constitute the legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or general equitable principles (whether in a proceeding at law or in equity) and except to the extent that rights to indemnity and contribution may be limited by public policy. The Certificate, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership interest in the Trust. The Notes when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or general equitable principles (whether in a proceeding at law or in equity) and except to the extent that rights to indemnity and contribution may be limited by public policy.
     (g) Accuracy of Information. None of the Transaction Documents, nor any of the Provided Documents, contain any statement of a material fact with respect to the Trust or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Trust, that would render any of the Provided Documents untrue or misleading in any material respect.There is no fact known to the Trust which has a material possibility of causing a Material Adverse Change with respect to the Trust or which has a material possibility of impairing the value or marketability of the Receivables, taken as a whole, or decreasing the possibility that amounts due in respect of the Receivables will be collected as due.

     (h) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document did not, as of its date, and does not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     (i) Transaction Documents. Each of the representations and warranties of the Trust contained in the Transaction Documents is true and correct in all material respects and the Trust hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.
     (j) No Consents. No consent, license, authorization or approval from, or registration or other action by, and no notice to or filing or declaration with, any governmental entity or regulatory body, is required for the due execution, delivery and performance by the Trust of the Transaction Documents or any other material document or instrument to be delivered thereunder, except (in each case) such as have been obtained or the failure of which to be obtained would not be reasonably likely to have a material adverse effect on the Transaction.
     (k) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Trust in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to the financial condition of such Person.
     (l) Special Purpose Entity.
     (i) The capital of the Trust is adequate for the business and undertakings of the Trust.
     (ii) Except as contemplated by the Transaction Documents, the Trust is not engaged in any business transactions with any AmeriCredit Party, AFS SenSub or any Affiliate of any of them.
     (iii) The Trust’s funds and assets are not, and will not be, commingled with the funds of any other Person.
     (m) Solvency; Fraudulent Conveyance. The Trust is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, the Trust will not be left with an unreasonably small amount of capital with which to engage inits business. The Trust does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Trust does not contemplate the commencement ofinsolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver,liquidator, conservator, trustee or similar official in respect of the Trust or any of its assets.

     (n) Perfection of Liens and Security Interest. On the Date of Issuance, the Lien and security interest in favor of the Trust Collateral Agent with respect to the Collateral will be perfected by the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection thereof, the delivery of the Receivables Files to the Custodian, and the establishment of the Collection Account and the Note Distribution Account in accordance with the provisions of the Transaction Documents, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Trust Collateral Agent’s Lien on and security interest in the Collateral as against any third parties.
     (o) Investment Company Act. The Trust is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
     (p) Collateral. On the Date of Issuance, the Trust will have good and marketable title to each item of other Trust Property conveyed on such date and will own each such item free and clear of any Lien (other than Liens contemplated under the Indenture) or any equity or participation interest of any other Person.
     (q) Security Interest in Funds and Investments. Assuming the retention of funds in the Accounts, such funds will be subject to a valid and perfected, first priority security interest in favor of the Trust Collateral Agent on behalf of the Indenture Trustee (on behalf of the Noteholders), the Certificateholder and Financial Security.
     (r) Swap Agreement. (A) On the Closing Date, the Trust has entered into the Swap Agreement with respect to the Class A-2-B Notes with (i) a notional amount equal to the outstanding principal balance of the Class A-2-B Notes, as of the Closing Date; (ii) a notional amount that shall reset on each Distribution Date and will at all times be equal to the principal of the Class A-2-B Notes of the Trust and (iii) a fixed rate of 5.454% per annum with respect to the Class A-2-B Notes.
     (B) On the Closing Date, the Trust has entered into the Swap Agreement with respect to the Class A-3-B Notes with (i) a notional amount equal to the outstanding principal balance of the Class A-3-B Notes, as of the Closing Date; (ii) a notional amount that shall reset on each Distribution Date and will at all times be equal to the principal of the Class A-3-B Notes of the Trust and (iii) a fixed rate of 5.293% per annum with respect to the Class A-3-B Notes.
     (C) On the Closing Date, the Trust has also entered into the Swap Agreement with respect to the Class A-4-B Notes with (i) a notional amount equal to the outstanding principal balance of the Class A-4-B Notes, as of the Closing Date; (ii) a notional amount that shall reset on each Distribution Date and will at all times be equal to the principal of the Class A-4-B Notes of the Trust and (iii) a fixed rate of 5.435% per annum with respect to the Class A-4-B Notes.

     Section 2.2 Affirmative Covenants of the Trust. The Trust hereby agrees (to the extent set forth in this Section 2.2) that during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing:
     (a) Compliance With Agreements and Applicable Laws. The Trust shall perform each of its obligations under the Transaction Documents and shall comply with all material requirements of, and the Notes shall be offered and sold in accordance with, any law, rule, regulation or order applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents. The Trust will not cause or permit to become effective any amendment to or modification of any of the Transaction Documents to which it is a party unless Financial Security shall have previously approved in writing the substance of such amendment or modification. The Trust shall not take any action or fail to take any action that would interfere with the enforcement of any rights under the Transaction Documents.
     (b) Certain Information. The Trust shall keep, or cause to be kept, in reasonable detail books and records of account of its assets and business, which shall be furnished to Financial Security upon request. The Trust shall furnish to Financial Security, simultaneously with the delivery of such documents to the Indenture Trustee, the Noteholders or the Certificateholder, as the case may be, copies of all reports, certificates, statements, financial statements or notices furnished to the Indenture Trustee, the Noteholders or the Certificateholder, as the case may be, pursuant to the Transaction Documents (including, but not limited to, copies of any reports submitted to the Trust by its independent accountants in connection with any examination of the financial statements of the Trust).
     (i) Certain Information. Not less than ten days prior to the date of filing with the IRS of any tax return or amendment thereto, copies of the proposed form of such return or amendment and, promptly after the filing or sending thereof, (A) copies of each tax return and amendment thereto that the Trust files with the IRS and (B) copies of all financial statements, reports, and registration statements which the Trust files with, or delivers to, any federal government agency, authority or body which supervises the issuance of securities by the Trust.
     (ii) Other Information. Promptly upon the request of Financial Security, copies of all schedules, financial statements or other similar reports delivered to or by the Trust pursuant to the terms of this Agreement and the other Transaction Documents and such other data as Financial Security may reasonably request.
     (iii) a review of the Trust’s performance under the Transaction Documents during such period has been made under such officer’s supervision; and
     (iv) to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Trust has or had a right to cure pursuant to Section 5.1, stating in reasonable detail the steps, if any, taken or being taken by the Trust to cure such Default or Event of Default or to otherwise comply with the terms of the Transaction Document to which such default or Event of Default relates.
     (c) Access to Records; Discussions with Officers. The Trust shall, upon the request of Financial Security, permit Financial Security, or its authorized agent, at the expense of Financial Security, at reasonable times and upon reasonable prior written notice:
     (i) to inspect such books and records of the Trust as may relate to the Notes, the Certificate, the Swap Agreement, the Receivables and the other Trust Property, the obligations of the Trust under the Transaction Documents, the business of the Trust and the transactions consummated in connection therewith; and
     (ii) to discuss the affairs, finances and accounts of the Trust with an appropriate officer of the Trust.
     Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Trust.
     (d) Notice of Material Events. The Trust shall promptly inform Financial Security in writing of the occurrence of any of the following:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Trust in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any governmental agency, which, if adversely determined, would have a material adverse effect on the Receivables as a whole, or which, if adversely determined, would have a material adverse effect upon the ability of the Trust to perform its obligations under any Transaction Document;
     (ii) any change in the location of the Trust’s principal office or any change in the location of the books and records of the Trust;
     (iii) the occurrence of any Default or Special Event; or
     (iv) any other event, circumstance or condition that has resulted, or which is reasonably likely to result, in a Material Adverse Change in respect of the Trust.
     (e) Further Assurances. The Trust will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and security interest in, and all rights of the Trust Collateral Agent with respect to the Collateral under the Indenture. In addition, the Trust shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trust Collateral Agent in the Collateral under the Indenture. In addition, the Trust agrees to cooperate with S&P, Fitch or Moody’s, as applicable, in connection with any review of the Transaction which may be undertaken by S&P, Fitch or Moody’s after the date hereof.
     (f) Retirement of Notes. The Trust shall, upon retirement of the Notes, furnish to Financial Security a notice of such retirement, and, upon such retirement and the expiration of the Term Of The Policy, surrender the Notes Policy to Financial Security for cancellation.
     (g) Third-Party Beneficiary. The Trust agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Sale and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.
     (h) Preservation of Existence. The Trust shall observe in all material respects all procedures required by its Certificate of Trust and Trust Agreement and preserve and maintain its existence as a trust and its rights, franchises and privileges in the jurisdiction of its organization, and shall qualify and remain qualified in good standing in each jurisdiction where the nature of its business requires it to do so except where the failure to be so qualified, in good standing and to maintain its rights, franchises and privileges would not have a material adverse effect on the financial condition of the Trust, or its ability to perform its obligations under this Agreement or under any other Transaction Document to which it is party.
     (i) Disclosure Document. Each Offering Document delivered with respect to the Notes shall clearly disclose that the Notes Policy (and the Swap Policy, to the extent the Offering Document contains substantive disclosure regarding the Swap Policy) is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document delivered with respect to the Notes which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles (but excluding any Offering Document in which such financial statements are incorporated by reference) shall include the following statement immediately preceding such financial statements:
The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.
     (j) Special Purpose Entity.
     (i) The Trust shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of AmeriCredit, the Company, AFS SenSub or any other Affiliates thereof or that the assets of the Trust are available to pay the creditors of AmeriCredit, the Company, AFS SenSub or any other Affiliates thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Trust.
     (ii) The Trust shall maintain trust records and books of account separate from those of AmeriCredit, the Company, AFS SenSub and Affiliates of any of them.
     (iii) The Trust shall obtain proper authorization from its equity owners of all trust action requiring such authorization, and copies of each such authorization and the minutes or other written summary of each such meeting shall be delivered to Financial Security within two weeks of such authorization or meeting as the case may be.
     (iv) Although the organizational expenses of the Trust have been paid by AmeriCredit, operating expenses and liabilities of the Trust shall be paid from its own funds or by AmeriCredit.
     (v) The annual financial statements of the Trust shall disclose the effects of the Trust’s transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Trust are not available to pay creditors of AmeriCredit, the Company, AFS SenSub or any Affiliate of any of them.
     (vi) The resolutions, agreements and other instruments of the Trust underlying the transactions described in this Agreement and in the other Transaction Documents shall be continuously maintained by the Trust as official records of the Trust separately identified and held apart from the records of AmeriCredit, the Company, AFS SenSub and each Affiliate of any of them.
     (vii) The Trust shall maintain an arm’s-length relationship with AmeriCredit, the Company, AFS SenSub and each Affiliate of any of them and will not hold itself out as being liable for the debts of any such Person.
     (viii) The Trust shall keep its assets and its liabilities wholly separate from those of all other entities, including, but not limited to, the Representative,

the Company, AFS SenSub and each Affiliate of any of them except, in each case, as contemplated by the Transaction Documents.
     (k) Tax Matters. The Trust will take, or refrain from taking, as the case may be, all actions necessary to ensure that for federal and state income tax purposes the Trust is not taxable as an association (or publicly traded partnership) taxable as a corporation.
     (l) Securities Laws. The Trust shall comply in all material respects with all applicable provisions of state and federal securities laws, including blue sky laws and the Securities Act, the Exchange Act and the Investment Company Act and all rules and regulations promulgated thereunder for which non-compliance would result in a Material Adverse Change with respect to the Trust.
     (m) Incorporation of Covenants. The Trust shall comply with each of the Trust’s covenants set forth in the Transaction Documents and hereby incorporates such covenants by reference as if each were set forth herein.
     Section 2.3 Negative Covenants of AFS SenSub on Behalf of the Trust. AFS SenSub, as Depositor, on behalf of the Trust, hereby agrees (to the extent set forth in this Section 2.3), that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:
     (a) Restrictions on Liens. The Trust shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability of the Receivables, or (ii) file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Trust as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables.
     (b) Impairment of Rights. The Trust shall not take any action, or fail to take any action, if such action or failure to take action would be reasonably likely to (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Indenture Trustee, the Certificateholder, the Noteholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables, or (iii) impair the ability of the Trust to perform its obligations under the Transaction Documents.
     (c) Waiver, Amendments, Etc. The Trust shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents.
     (d) Successors. The Trust shall not terminate or designate, or consent to the termination or designation of, the Servicer, Back-up Servicer, Swap Provider, the Collateral Agent, the Owner Trustee or any successor thereto without the prior approval of Financial Security.

     (e) Creation of Indebtedness; Guarantees. Other than the Transaction Documents, the Trust shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security. Without the prior written consent in writing of Financial Security, the Trust shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.
     (f) Subsidiaries. The Trust shall not form, or cause to be formed, any Subsidiaries.
     (g) No Mergers. The Trust shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by the Trust Agreement and as contemplated by the Transaction Documents.
     (h) Other Activities. The Trust shall not:
     (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or
     (ii) engage in any business or activity except as contemplated by the Transaction Documents and as permitted by the Trust Agreement.
     (i) Insolvency. The Trust shall not commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets or make a general assignment for the benefit of its creditors. The Trust shall not take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in, any of the acts set forth above. The Trust shall not admit in writing its inability to pay its debts.
     (j) The Swap Agreement. The Trust shall not take any action that would permit, or fail to take any action if a failure to take such action would permit termination of the Swap Agreement by the Swap Provider, and shall not terminate the Swap Agreement, except with the prior written consent of Financial Security unless the Swap Provider has failed to make payments under the Swap Policy or if termination of the Swap Agreement would be permitted pursuant to Part 1(j)(iv) of the Swap Agreement. The Trust shall send to Financial Security a copy of each communication it sends under the Swap Agreement contemporaneously with its delivery thereof to the Swap Provider and shall not deliver notice of an Event of Default or an Event of Termination to any Swap Provider pursuant to the Swap Agreement without the prior written consent of Financial Security.

     Section 2.4 Delivery of FSA Financial Statements.
     (a) Financial Security agrees (i) only until AFS SenSub and the Trust are eligible to suspend filing of Exchange Act Reports and only for so long as AFS SenSub and the Trust are required to file FSA Financial Statements to comply with their reporting obligations in relation to the Exchange Act Reports, as soon as reasonably practicable after the public release of any FSA Financial Statements, unless such FSA Financial Statements then satisfy the Incorporation by Reference Conditions, to deliver to the Company an electronic copy of such FSA Financial Statements for the related period, meeting the requirements of Regulation S-X of the Securities Act, via an e-mail communication or e-mail communications addressed to Securitization&ConduitReporting@americredit.com, or such other address that has been designated by the Company and provided in a written notice to Financial Security (any such address, the “AmeriCredit E-mail Address”); (ii) only until AFS SenSub and the Trust are eligible to suspend filing of Exchange Act Reports and only for so long as AFS SenSub and the Trust are required to file FSA Financial Statements to comply with their reporting obligations in relation to the Exchange Act Reports, during any period that Financial Security satisfies the Incorporation By Reference Conditions, to notify the Company reasonably promptly after the filing by Holdings (or, if Financial Security is then subject to the reporting requirements of the Exchange Act, the filing by Financial Security) of any amended Form 10-K or amended Form 10-Q report containing amended FSA Financial Statements; provided, however, that Financial Security may satisfy any such obligation so to notify the Company by sending an e-mail communication to the AmeriCredit E-mail Address advising the Company that Holdings (or, if applicable, Financial Security) has filed an amended report under the Exchange Act and containing either an electronic copy of such report or a hyperlink to an electronic copy of such report appearing on Holdings’, Financial Security’s or the Commission’s web site; (iii) that Financial Security consents to the incorporation by reference of such FSA Financial Statements in, or the inclusion of such FSA Financial Statements as an exhibit to, the Prospectus and AFS SenSub’s or Trust’s applicable Form 10-D filings; (iv) only until AFS SenSub and the Trust are eligible to suspend filing of Exchange Act Reports and only for so long as AFS SenSub and the Trust are required to file FSA Financial Statements to comply with their reporting obligations in relation to the Exchange Act Reports, to comply with reasonable written requests of the Company or AFS SenSub for the delivery of any other additional information as may be necessary for AFS SenSub or the Trust to comply with Item 1114 of Regulation AB, so long as such information is available to Financial Security through commercially reasonable efforts and not otherwise available to AFS SenSub or the Company; and (v) that, on not less than three (3) Business Days’ notice, it will use commercially reasonable efforts to cause its accountants, if required by AFS SenSub or the Trust in order to comply with the Exchange Act, to issue their consent to the incorporation by reference of any FSA Financial Statements into the Prospectus or any of the AFS SenSub’s or the Trust’s applicable Form 10-D filings; provided, however, that Financial Security’s liability in the case of a breach of the agreements contained in this Section 2.4 will be limited to the actual damages incurred by AmeriCredit, the Company, AFS SenSub or the Trust, and in no event will Financial Security be liable for indirect, incidental, special, consequential, exemplary or punitive damages, including, without limitation, (x) damage to reputation,

(y) loss of profit, revenue or business opportunity or (z) delay or impairment of access to the capital markets (including as a result of the failure of AmeriCredit, the Company, AFS SenSub or the Trust to satisfy the eligibility requirements set forth in Instruction I.A.3 or I.A.4 of Form S-3 under the Securities Act). In addition, in no event will Financial Security be liable for failing to provide any notification required under this Section 2.4 in the event that Financial Security has used reasonable efforts in sending, but has been unable to send, an e-mail communication to the AmeriCredit E-mail Address so long as, as soon as reasonably practicable after Financial Security has actual knowledge that any such e-mail communication has not properly been sent to or received at the AmeriCredit E-mail Address, Financial Security has either (i) successfully faxed a copy of the communication that it had attempted to e-mail to the AmeriCredit E-mail Address to AmeriCredit at (817) 302-7915 or (ii) mailed a copy of such communication to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Chief Financial Officer. It is understood and agreed that, to the extent any consent letter of Financial Security’s accountants is required by the Company or the Trust in connection with any such filing, the fees and expenses payable in respect thereof shall be paid by AmeriCredit upon demand.
     (b) In addition to any and all rights of indemnification or any rights of the Company, AFS SenSub, the Trust or AmeriCredit (together, the “AmeriCredit Parties”) pursuant to this Agreement, the Indemnification Agreement or any other Transaction Document or under law or equity, Financial Security agrees to pay, and to protect, indemnify and save harmless the AmeriCredit Parties from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of: (i) a material fact or an omission to state a material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading contained in any FSA Financial Statements incorporated by reference in, or included as an exhibit to, any Exchange Act Reports pursuant to Section 2.4(a) hereof (“Incorporated FSA Financial Statements”); or (ii) subject to the limitations on liability set forth in Section 2.4(a) of this Agreement, any failure of Financial Security to comply with its obligations under Section 2.4(a) of this Agreement or any breach of its representations under Section 2.4(c) of this Agreement.
     (c) As of each date that Incorporated FSA Financial Statements are incorporated into the Prospectus or any Exchange Act Report, Financial Security represents to the AmeriCredit Parties that:
     (i) Holdings (or, if Financial Security is then subject to the reporting requirements of the Exchange Act, Financial Security) is required to file reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;
     (ii) Holdings (or, if Financial Security is then subject to the reporting requirements referred to in Section 2.04(c)(i) above, Financial Security) has filed all reports and other materials required to be filed by such requirements during the preceding 12 months (or such shorter period that such party was required to file such reports and materials);
     (iii) the reports filed by Holdings (or, if Financial Security is then subject to the reporting requirements referred to in Section 2.04(c)(i) above, filed by Financial Security) include the Incorporated FSA Financial Statements;
     (iv) to the best of Financial Security’s knowledge, the accountants who certify the Incorporated FSA Financial Statements and supporting schedules included in the Incorporated FSA Financial Statements (if applicable) are independent registered public accountants as required by the Securities Act; and
     (v) the Incorporated FSA Financial Statements incorporated by reference in the Registration Statement relating to the Prospectus (including through filing of an Exchange Act Report) complied in all material respects with the applicable requirements of Regulation S-X.
     Section 2.5 [Reserved].
     Section 2.6 [Reserved].
     Section 2.7 Representations and Warranties with Respect to AFS SenSub and the Company. Each AmeriCredit Party represents, warrants and covenants, as of the Date of Issuance, with respect to AFS SenSub and the Company, as follows:
     (a) Due Organization and Qualification. AFS SenSub is a corporation, duly formed, organized, validly existing and is in good standing under the laws of the State of Nevada and the Company is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. Each of AFS SenSub and the Company is duly qualified to do business, and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.
     (b) Power and Authority. Each of AFS SenSub and the Company has all necessary corporate power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and has full power and authority to sell and assign the Receivables as contemplated by the Transaction Documents and to consummate the Transaction.
     (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by each of AFS SenSub and the Company have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by, or any notice to, or filing with, any Person, including, without limitation, any governmental entity or the Company’s stockholder.

     (d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Company or by AFS SenSub, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents,
     (i) conflicts with or results in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Company or AFS SenSub, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or AFS SenSub, as the case may be, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Company or AFS SenSub, as the case may be,
     (ii) constitutes or will constitute a default by the Company or AFS SenSub, as the case may be, under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Company or AFS SenSub is a party or by which it, or any of its or their properties is, or may be, bound or affected, or
     (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Company or AFS SenSub except as otherwise expressly contemplated by the Transaction Documents.
     (e) Legal Proceedings. There is no action, proceeding or investigation pending, or to the best knowledge of the Company or AFS SenSub after reasonable inquiry, threatened by or before any court, regulatory body, governmental or administrative agency or arbitrator against or affecting the Company or AFS SenSub, or any properties or rights of the Company or AFS SenSub, including without limitation, the Receivables, which might result in a Material Adverse Change with respect to the Company, AFS SenSub or the Certificate.
     (f) Valid and Binding Obligations. Each of the Transaction Documents to which either the Company or AFS SenSub is a party when executed and delivered by the Company or AFS SenSub, as the case may be, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Certificate, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership interest in the Trust. The Notes when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or general equitable principles (whether in a proceeding at law or in equity) and except to the extent that rights to indemnity and contribution may be limited by public policy.

     (g) ERISA. Each of AFS SenSub and the Company is in compliance with ERISA and has not incurred and does not reasonably expect to incur, any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan.
     (h) Accuracy of Information. None of the Transaction Documents nor any of the Provided Documents contain any statement of a material fact with respect to the Company or AFS SenSub or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Company or to AFS SenSub, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Company or AFS SenSub which has a material possibility of causing a Material Adverse Change with respect to either of the Company or AFS SenSub, or which has a material possibility of impairing the value or marketability of the Receivables, taken as a whole, or decreasing the possibility that amounts due in respect of the Receivables will be collected as due.
     (i) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     (j) Transaction Documents. Each of the representations and warranties of AFS SenSub and the Company contained in the Transaction Documents is true and correct in all material respects and each of AFS SenSub and the Company hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.
     (k) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by the Company or AFS SenSub of this Agreement or of any other Transaction Document to which such Person is a party, except (in each case) such as have been obtained and are in full force and effect.
     (l) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Company or AFS SenSub in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to such Person.
     (m) Special Purpose Entity.

     (i) The capital of AFS SenSub is adequate for the business and undertakings of AFS SenSub.
     (ii) AFS SenSub is a wholly-owned special-purpose subsidiary of the Company.
     (iii) [Reserved].
     (iv) The funds and assets of AFS SenSub are not, and will not be, commingled with the funds of any other person.
     (n) Solvency; Fraudulent Conveyance. Each of AFS SenSub and the Company is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither the Company nor AFS SenSub will be left with an unreasonably small amount of capital with which to engage in its business. Neither the Company nor AFS SenSub intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither the Company nor AFS SenSub contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or AFS SenSub, as the case may be, or any of their respective assets. The amount of consideration being received by the Seller upon the sale of the Receivables to the Trust constitutes reasonably equivalent value and fair consideration for the Receivables. The Seller is not selling the Receivables to the Trust, as provided in the Transaction Documents, with any intent to hinder, deal or defraud any of the Company’s creditors.
     (o) Good Title; Valid Transfer; Absence of Liens; Security Interest.
     (i) Immediately prior to the pledge of the Collateral to the Trust Collateral Agent pursuant to the Indenture, the Trust was the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, power and lawful authority to assign, transfer and pledge such Receivables. The Indenture constitutes a valid pledge of the Collateral to the Trust Collateral Agent and the Trust Collateral Agent shall have a valid and perfected first priority security interest in the Collateral, free and clear of all Liens and Restrictions on Transferability.
     (ii) Immediately prior to the transfer of any Receivables to the Trust pursuant to the Sale and Servicing Agreement, AFS SenSub was or will have been the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, corporate power and lawful authority to assign, transfer and pledge such Receivables. In the event that a transfer of the Receivables by AFS SenSub to the Trust is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trustee shall have a valid and perfected first priority security interest in such Receivables free and clear of all Liens and Restrictions on Transferability.
     (iii) Immediately prior to the sale of the Receivables to AFS SenSub pursuant to the Purchase Agreement, the Company was or will have been the owner of, and had good and marketable title to, the Receivables being transferred by such party free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, corporate power and lawful authority to assign, transfer and pledge such Receivables. In the event that a transfer of the Receivables by the Company to AFS SenSub is characterized as other than a sale, such transfer shall be characterized as a secured financing, and AFS SenSub shall have a valid and perfected first priority security interest in such Receivables free and clear of all Liens and Restrictions on Transferability.
     (p) [Reserved]
     (q) Taxes. The Company has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by the Company, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Company or AFS SenSub in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.
     (r) Security Interest in Funds and Investments in the Spread Account. Assuming the retention of funds in the Spread Account, such funds will be subject to a valid and perfected, first priority security interest in favor of the Collateral Agent on behalf of the Indenture Trustee (on behalf of the Noteholders) and Financial Security.
     Section 2.8 Affirmative Covenants with Respect to the Company and AFS SenSub . Each AmeriCredit Party hereby agrees with respect to the Company and with respect to AFS SenSub that during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing:
     (a) Compliance With Agreements and Applicable Laws. Each of AFS SenSub and the Company shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it, or that are required in connection with its performance under any of the Transaction Documents. Neither the Company nor AFS SenSub will cause or permit to become effective any amendment to or modification of any of the Transaction Documents to which it is a party unless Financial Security shall have previously approved in writing the form of such amendment or modification. Neither the Company nor AFS SenSub shall take any action or fail to take any action that would interfere with the enforcement of any rights under the Transaction Documents.
     (b) Reports; Other Information. Each of AFS SenSub and the Company shall keep or cause to be kept in reasonable detail books and records of account of their respective assets and business. Each of AFS SenSub and the Company shall furnish or caused to be furnished to Financial Security:
     (i) Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Company or AFS SenSub pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that neither the Company nor AFS SenSub shall be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. The Company and AFS SenSub shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect its books and records as they may relate to the Securities, the Receivables, the Certificate, the obligations of AFS SenSub and the Company under the Transaction Documents, the Transaction and, but only following the occurrence of a Special Event, AFS SenSub’s business; (B) to discuss the affairs, finances and accounts of AFS SenSub and the Company with an officer of each upon Financial Security’s reasonable request; and (C) upon the occurrence of a Special Event, to discuss the affairs, finances and accounts of AFS SenSub and the Company with its independent accountants, provided that an officer of such Person shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such Person. The fees and expenses of Financial Security or any such authorized agents shall be for the account of AmeriCredit.
     (ii) The Company shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the transaction within 30 days after the date of closing.
     (c) Notice of Material Events. The Company and AFS SenSub shall promptly inform Financial Security in writing of the occurrence of any of the following:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Company or AFS SenSub pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables, or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables;
     (ii) any change in the location of the principal office of either of the Company or AFS SenSub or any change in the location of the books and records of the Company or AFS SenSub;
     (iii) the occurrence of any Default or Special Event; or

     (iv) any other event, circumstance or condition that has resulted, or which the Company or AFS SenSub, as the case may be, reasonably believes might result, in a Material Adverse Change in respect of the Company or AFS SenSub.
     (d) Further Assurances. Each of AFS SenSub and the Company will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and security interest in, and all rights of the Trust Collateral Agent, for the benefit of the Trust Collateral Agent (for the Certificateholder and Financial Security), with respect to the Receivables, the Collection Account and the Spread Account. In addition, each of AFS SenSub and the Company shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trust, the Owner Trustee, the Indenture Trustee and Financial Security, in the Receivables, the Collection Account and the Spread Account, free and clear of all Liens and Restrictions on Transferability except as contemplated by the Transaction Documents. In addition, each of AFS SenSub and the Company agrees to cooperate with S&P, Fitch and Moody’s in connection with any review of the Transaction which may be undertaken by S&P, Fitch and Moody’s after the date hereof.
     (e) Third-Party Beneficiary. Each of AFS SenSub and the Company agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Sale and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.
     (f) Existence. AFS SenSub shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of Nevada and the Company shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of Delaware, and each shall at all times be duly qualified and duly authorized (as described in Sections 2.7(a), (b) and (c) hereof) and each shall conduct its business in accordance with the terms of its Certificate of Incorporation and its Bylaws (with respect to AFS SenSub) or its Certificate of Incorporation and Bylaws (with respect to the Company).
     (g) Disclosure Document. Each Offering Document delivered with respect to the Securities shall clearly disclose that the Notes Policy (and the Swap Policy, to the extent the Offering Document contains substantive disclosure regarding the Swap Policy) is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document delivered with respect to the Securities which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles (but excluding any Offering Document in which such financial statements are incorporated by reference) shall include the following statement immediately preceding such financial statements:

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.
     (h) Special Purpose Entity.
     (i) AFS SenSub shall conduct its business solely in its own name through its duly authorized agents so as not to mislead others as to the identity of the entity with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of any Affiliate thereof or that the assets of AFS SenSub are available to pay the creditors of the Company, AFS SenSub or AmeriCredit or any Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of AFS SenSub.
     (ii) AFS SenSub shall maintain corporate records and books of account separate from those of the Company, AFS SenSub, the Trust and AmeriCredit, and the affiliates thereof.
     (iii) AFS SenSub shall obtain proper authorization from its shareholders of all action requiring such authorization, and copies of each such authorization and the minutes or other written summary of each such meeting shall be delivered to Financial Security within two weeks of such authorization or meeting as the case may be.
     (iv) [Reserved].
     (v) Although the organizational expenses of AFS SenSub have been paid by AmeriCredit, AFS SenSub shall pay its own operating expenses and liabilities from its own funds.
     (vi) The annual financial statements of AFS SenSub shall disclose the effects of AFS SenSub’s transactions in accordance with generally accepted accounting principles and shall disclose that the assets of AFS SenSub are not available to pay creditors of AmeriCredit, AFS SenSub, the Trust or the Company or any Affiliate thereof.
     (vii) The agreements and other instruments of AFS SenSub underlying the transactions described in this Agreement and in the other Transaction Documents shall be continuously maintained by AFS SenSub as official records of AFS SenSub, separately identified and held apart from the records of AmeriCredit, the Trust and the Company and each Affiliate thereof.
     (viii) AFS SenSub shall maintain an arm’s-length relationship with AmeriCredit, the Trust and the Company and the affiliates thereof, and will not hold itself out as being liable for the debts of AmeriCredit or the Company or any affiliate thereof.
     (ix) AFS SenSub shall keep its assets and liabilities wholly separate from those of all other entities, including, but not limited to, the Representative, AmeriCredit, the Trust and the Company and each Affiliate of them except, in each case, as contemplated by the Transaction Documents.
     (i) Maintenance of Licenses. Each of AFS SenSub and the Company shall maintain all licenses, permits, charters and registrations which are material to the performance by it of its obligations under this Agreement and each other Transaction Document to which it is a party or by which it is bound.
     (j) Release of Liens. The Company shall duly file on behalf of the Lenders no later than the first Business Day immediately following the Closing Date, the amendments to, and/or terminations of, UCC financing statements evidencing the Release of Security Interests.
     Section 2.9 Negative Covenants with Respect to AFS SenSub and the Company. Each AmeriCredit Party hereby agrees with respect to AFS SenSub and with respect to the Company that during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing:
     (a) Restrictions on Liens. Neither AFS SenSub nor the Company shall, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability of the Receivables, or (ii) file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Company or AFS SenSub as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables.
     (b) Impairment of Rights. Neither AFS SenSub nor the Company shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Indenture Trustee, the Certificateholder, the Noteholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables, or (iii) impair the ability of the Company or AFS SenSub to perform their respective obligations under the Transaction Documents, including any consolidation, merger with any Person or any transfer of all or any material amount of the assets of the Company or AFS SenSub to any other Person if such consolidation, merger or transfer would materially impair the net worth of the Company or AFS SenSub or any successor Person obligated, after such event, to perform such Person’s obligations under the Transaction Documents.
     (c) Waiver, Amendments, Etc. Neither AFS SenSub nor the Company shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents.
     (d) Successors. Neither AFS SenSub nor the Company shall terminate or designate, or consent to the termination or designation of, the Servicer, Back-up Servicer, Collateral Agent, the Owner Trustee or any successor thereto without the prior approval of Financial Security.
     (e) Creation of Indebtedness; Guarantees. AFS SenSub shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security other than the Transaction Documents. Without the prior written consent of Financial Security, the Trustee and AFS SenSub shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.
     (f) Subsidiaries. AFS SenSub shall not form, or cause to be formed, any Subsidiaries.
     (g) [Reserved].
     (h) No Mergers. AFS SenSub shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person or liquidate or dissolve except as permitted by its certificate of incorporation and as contemplated by the Transaction Documents.
     (i) Other Activities. AFS SenSub shall not:
     (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or
     (ii) engage in any business or activity other than in connection with the Transaction Documents, documents entered into with respect to the Other Transactions and as permitted by its certificate of incorporation.
     (j) Insolvency. No AmeriCredit Party shall commence with respect to the Company or AFS SenSub, as the case may be, any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. No AmeriCredit Party shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. Neither AFS SenSub nor the Company shall admit in writing its inability to pay its debts.
     Section 2.10 Representations and Warranties of AmeriCredit. AmeriCredit represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, as follows:
     (a) Due Organization and Qualification. AmeriCredit is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with power and authority to own its properties and conduct its business. AmeriCredit is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.
     (b) Power and Authority. AmeriCredit has all necessary corporate power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party and to carry out the terms of each such Document and has full power and authority to consummate the Transaction.
     (c) Due Authorization. The execution, delivery and performance by AmeriCredit of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the stockholders of such Person.
     (d) Noncontravention. Neither the execution nor delivery of this Agreement and each other Transaction Document to which AmeriCredit is a party, nor the consummation of the Transaction nor the satisfaction of the terms and conditions of this Agreement and each other Transaction Document to which AmeriCredit is a party,
     (i) conflicts with or results, or will conflict with or result, in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of AmeriCredit or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to AmeriCredit, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over AmeriCredit,
     (ii) constitutes or will constitute a default by AmeriCredit under, or a breach of any provision of, any loan agreement, mortgage, indenture or other agreement or instrument to which AmeriCredit or any of its Subsidiaries is a party or by which it or any of its or their properties is or may be bound or affected, or
     (iii) results in or requires, or will result in or require, the creation of any Lien upon, or in respect of, any of the assets of AmeriCredit or any of its Subsidiaries except as otherwise expressly contemplated by the Transaction Documents.
     (e) Legal Proceedings. There is no action, proceeding or investigation pending, or to the best knowledge of AmeriCredit after reasonable inquiry, threatened by or before any court, regulatory body, governmental or administrative agency or arbitrator against or affecting AmeriCredit, or any properties or rights of AmeriCredit which is likely to result in a Material Adverse Change with respect to AmeriCredit, or which might adversely affect the federal or state tax attributes of the Securities.
     (f) Valid and Binding Obligations. Each of the Transaction Documents to which AmeriCredit is a party, when executed and delivered by it, and assuming due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of AmeriCredit, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Certificate, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence the entire beneficial ownership interest in the Trust. The Notes when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or general equitable principles (whether in a proceeding at law or in equity) and except to the extent that rights to indemnity and contribution may be limited by public policy.
     (g) Financial Statements. The Financial Statements of AmeriCredit, copies of which have been furnished to Financial Security, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of AmeriCredit as of the dates and for the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, AmeriCredit is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of AmeriCredit.

     (h) ERISA. AmeriCredit is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan.
     (i) Accuracy of Information. None of the Provided Documents contain any statement of a material fact with respect to AmeriCredit or the Transaction that was untrue or misleading in any material respect when made (except insofar as any such Document was connected to, or superseded by, a subsequent Provided Document). Since the furnishing of the Provided Documents, there has been no change, or any development or event involving a prospective change known to AmeriCredit that would render any representation or warranty or other statement made by it in any of the Provided Documents untrue or misleading in any material respect. There is no fact known to AmeriCredit which has a material possibility of causing a Material Adverse Change with respect to it (for purposes of the foregoing representation and warranty, Material Adverse Change shall be determined only with respect to AmeriCredit, but not any of its Subsidiaries individually) or which has a material possibility of impairing the value or marketability of the Receivables, taken as a whole, or decreasing the possibility that amounts due in respect of the Receivables will be collected as due.
     (j) Compliance With Securities Laws. Neither the Trust nor AmeriCredit is required to be registered as an “investment company” under the Investment Company Act and the Trust is not subject to the information reporting requirements of the Securities Exchange Act.
     (k) Transaction Documents. Each of the representations and warranties of AmeriCredit contained in the Transaction Documents is true and correct in all material respects and AmeriCredit hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.
     (l) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by AmeriCredit of this Agreement or of any other Transaction Document to which it is a party, except (in each case) such as have been obtained and are in full force and effect.
     (m) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by AmeriCredit in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to AmeriCredit.
     (n) Solvency; Fraudulent Conveyance. AmeriCredit is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, AmeriCredit will not be left with an unreasonably small amount of capital with which to engage in its business. AmeriCredit does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. AmeriCredit does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of AmeriCredit or any of its assets. AmeriCredit is not entering into the Transaction Documents or consummating the transactions contemplated thereby with any intent to hinder, delay or defraud any of AmeriCredit’s creditors.
     (o) Taxes. AmeriCredit has filed all federal and state tax returns which are required to be filed and paid all taxes, in each case with respect to the includible group of which AmeriCredit is a member, including any assessments received by it, to the extent that such taxes have become due other than taxes that it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Any taxes, fees and other governmental charges payable by AmeriCredit in connection with the Transaction and the execution and delivery of the Transaction Documents have been paid or shall have been paid at or prior to the Date of Issuance.
     (p) [Reserved].
     (q) Compliance with Anti-Money Laundering Laws. No practice, procedure or policy employed or proposed to be employed by AmeriCredit in the conduct of its business constitutes a material violation of any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to AmeriCredit.
     Section 2.11 Affirmative Covenants of AmeriCredit. AmeriCredit hereby agrees, during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:
     (a) Compliance With Agreements and Applicable Laws. AmeriCredit shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents. AmeriCredit will not cause or permit to become effective any amendment to or modification of any of the Transaction Documents to which it is a party unless Financial Security shall have previously approved in writing the form of such amendment or modification. AmeriCredit shall not take any action or fail to take any action that would interfere with the enforcement of any rights under the Transaction Documents.
     (b) Financial Statements; Accountants’ Reports; Other Information. AmeriCredit shall keep, or cause to be kept, in reasonable detail books and records of account of its assets and business, and shall clearly reflect therein the transfer of the Receivables to the Trust and the sale of the Securities to the Underwriters as a sale of AFS SenSub’s interest in the Receivables evidenced by the Securities. AmeriCredit shall deliver to Financial Security, simultaneously with the delivery of such documents to the relevant federal or state department or agency copies of all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K (upon request)

required to be filed by AmeriCredit with the Commission. AmeriCredit shall also furnish or cause to be furnished to Financial Security:
     (i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of AmeriCredit, the audited balance sheets of AmeriCredit as of the end of such fiscal year and the audited statements of income, shareholders’ equity and cash flows of AmeriCredit for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for AmeriCredit and by the certificate specified in Section 2.11(c) hereof.
     (ii) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of the first three quarters of each fiscal year of AmeriCredit, the unaudited balance sheets of AmeriCredit as of the end of each such quarter and the unaudited statements of income and cash flows of AmeriCredit for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.11(c) hereof if such certificate is required to be provided pursuant to such Section.
     (iii) Accountants’ Reports. If a Special Event has occurred, upon the request of Financial Security, the balance sheets of AmeriCredit as of the end of AmeriCredit’s most recent fiscal year (and the most recent fiscal half) and the statements of income, shareholders’ equity and cash flows of AmeriCredit for such fiscal year (and for such half), all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and, in the case of financial statements as of the end of a fiscal year, audited and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for AmeriCredit.
     (iv) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by AmeriCredit pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that AmeriCredit shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. AmeriCredit shall, upon the request of Financial Security, permit Financial Security or its authorized agents to inspect its books and records as they may relate to the Securities, the Receivables, the obligations of AmeriCredit under the Transaction Documents or the Transaction. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of AmeriCredit. The fees and expenses of Financial Security or any such authorized agents shall be for the account of AmeriCredit. In addition, AmeriCredit shall promptly (but in no case more than 30 days following issuance or receipt by a Commonly Controlled Entity) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of AmeriCredit will be maintained at the address for it designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing.
     (v) AmeriCredit shall provide, or cause to be provided, to Financial Security an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.
     (c) Compliance Certificate. AmeriCredit shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.11(b)(i) hereof (and concurrently with the delivery of the financial statements required pursuant to Section 2.11(b)(ii) hereof, if a Special Event has occurred), a certificate signed by an officer of AmeriCredit stating that the attached financial reports submitted in accordance with Section 2.11(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of AmeriCredit as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).
     (d) Notice of Material Events. AmeriCredit shall promptly inform Financial Security in writing of the occurrence of any of the following:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against AmeriCredit pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables, or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables;
     (ii) any change in the location of AmeriCredit’s principal office or any change in the location of the books and records of AmeriCredit;
     (iii) the occurrence of any Default or Special Event; or
     (iv) any other event, circumstance or condition that has resulted, or which AmeriCredit reasonably believes is likely to result, in a Material Adverse

Change in respect of AmeriCredit (for purposes of the foregoing representation and warranty, Material Adverse Change shall be determined only with respect to AmeriCredit, but not any of its Subsidiaries individually).
     (e) Further Assurances. AmeriCredit shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, AmeriCredit agrees to cooperate with S&P, Fitch and Moody’s in connection with any review of the Transaction which may be undertaken by S&P, Fitch and Moody’s after the date hereof.
     (f) Corporate Existence. AmeriCredit shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the State of Texas and duly qualified and duly authorized (as described in Sections 2.10(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Certificate of Incorporation and Bylaws.
     (g) Maintenance of Licenses. AmeriCredit shall maintain all licenses, permits, charters and registrations which are material to the performance by it of its obligations under this Agreement and each other Transaction Document to which is a party or by which it is bound.
     (h) Notice of Merger or Consolidation of Trust. AmeriCredit (i) shall promptly inform Financial Security in writing of the occurrence of (a) the Trust consolidating or merging with or into any other Person or (b) the Trust conveying or transferring all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, as set forth in Section 3.10 of the Indenture; and (ii) shall obtain the necessary consents of Financial Security to effect such actions.
     (i) For so long as AmeriCredit has any securitization transactions (including warehouse facilities) outstanding as to which Financial Security has provided credit enhancements and any of the securitized receivables remain on AmeriCredit’s consolidated balance sheet, AmeriCredit shall include disclosure with respect to such on-balance sheet securitizations, in (i) any financial statement provided to a creditor of AmeriCredit and (ii) all financial statements included as part of its Form 10-Qs and Form 10-Ks subsequently filed by AmeriCredit with the Commission, in a form substantially as follows: “AmeriCredit structures its securitization transactions and its warehouse facilities as secured financings that do not meet the accounting criteria for sale of finance receivables. Accordingly, following a securitization or the pledging of receivables to a warehouse facility, the finance receivables are transferred to special purpose finance subsidiaries of the AmeriCredit and the related securitization notes payable or warehouse credit, issued by special purpose finance subsidiaries, remain on the consolidated balance sheet. While these subsidiaries are included in AmeriCredit’s consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by them are legally owned by these subsidiaries, are available to satisfy the related securitization notes payable or the warehouse credit issued and are not available to creditors of AmeriCredit or its other subsidiaries.”
     Section 2.12 Negative Covenants of AmeriCredit. AmeriCredit hereby agrees, during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:
     (a) Impairment of Rights. AmeriCredit shall not take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholder or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables or (iii) impair the ability of AmeriCredit to perform its respective obligations under the Transaction Documents, including any consolidation, merger with any Person or any transfer of all or any material amount of the assets of AmeriCredit to any other Person if such consolidation, merger or transfer would materially impair the net worth of AmeriCredit or any successor Person obligated, after such event, to perform such Person’s obligations under the Transaction Documents.
     (b) Waiver, Amendments, Etc. AmeriCredit shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents.
     (c) Insolvency. AmeriCredit shall not commence with respect to the Company or AFS SenSub, any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any of the Company, the Trust or AFS SenSub, as the case may be, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to any of the Company, the Trust or AFS SenSub, as the case may be, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for any of the Company, the Trust or AFS SenSub, as the case may be, or for all or any substantial part of their respective assets, or make a general assignment for the benefit of their respective creditors. AmeriCredit shall not take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above.
     (d) Compliance with Anti-Money Laundering Laws. AmeriCredit will not employ any practice, procedure or policy in the conduct of its business that would constitutes a material violation of any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to AmeriCredit.

ARTICLE III
THE POLICIES; REIMBURSEMENT; INDEMNIFICATION
     Section 3.1 Issuance of the Policies. Financial Security agrees to issue the Notes Policy and the Swap Policy subject to satisfaction of the conditions precedent set forth in Appendix A hereto.
     Section 3.2 Payment of Fees and Premium.
     (a) [Reserved].
     (b) Legal Fees. On the Date of Issuance, AmeriCredit shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Notes Policy and the Swap Policy up to an amount equal to $42,500.00, plus disbursements, unless otherwise agreed between AmeriCredit and Financial Security.
     (c) Rating Agency Fees. The initial fees of S&P, Moody’s and Fitch with respect to the Securities and the transactions contemplated hereby shall be paid by AmeriCredit in full on the Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. All periodic and subsequent fees of S&P, Moody’s or Fitch with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, AmeriCredit. The fees for any other rating agency shall be paid by the party requesting such other agency’s rating, unless such other agency is a substitute for S&P, Moody’s or Fitch in the event that S&P, Moody’s or Fitch is no longer rating the Securities, in which case the cost for such substitute agency shall be paid by AmeriCredit.
     (d) Auditors’ Fees. In the event that Financial Security’s auditors are required to provide information or any consent in connection with the Offering Document prepared prior to the Date of Issuance, fees therefor not exceeding $6,000.00 shall be paid by AmeriCredit. AmeriCredit shall pay on demand any additional fees of Financial Security’s auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that Financial Security’s auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with the consent of AmeriCredit.
     (e) Premium. In consideration of the issuance by Financial Security of the Notes Policy and the Swap Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter first (i) in accordance with the provisions of Section 5.7(a) of the Sale and Servicing Agreement and (ii) to the extent such amounts are insufficient, directly from AmeriCredit. The Premium paid under the Sale and Servicing Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Notes Policy, the Swap Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity.

     Section 3.3 Reimbursement and Additional Payment Obligation. AmeriCredit agrees to pay to Financial Security the following amounts as and when incurred:
     (a) a sum equal to the total of all amounts paid by Financial Security under the Notes Policy;
     (b) any and all out-of-pocket charges, fees, costs and expenses that Financial Security or its affiliates may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) in the event of payments under the Notes Policy, any accounts established to facilitate payments under the Notes Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Notes Policy, or other administrative expenses relating to such payments under the Notes Policy, (ii) the prepayment of any borrowings made or implementation or cancellation of any financial contracts for limiting interest rate risk (including, without limitation, any interest rate swaps and hedges) entered into in connection with, or (following an Event of Default) in anticipation of, funding payments under the Notes Policy, (iii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iv) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, or (v) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents; costs and expenses shall include the reasonable fees and expenses charged by Transaction Services Corporation, an affiliate of Financial Security, spent in connection with the actions described in clause (iii) above;
     (c) interest on any and all amounts described in Section 3.3(a) or Section 3.2(b), or in connection with any Insurer Optional Deposit by Financial Security, from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum; and
     (d) any payments made by Financial Security on behalf of, or advanced to, the Company, in its capacity as Servicer, or the Trustee, including, without limitation, any amounts payable by the Company, in its capacity as Servicer, or the Trustee pursuant to the Securities, the Swap Agreement or any other Transaction Documents; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction.
     All such amounts are to be immediately due and payable without demand, in full, without any requirement on the part of Financial Security to seek reimbursement of such amounts from any other source of reimbursement or indemnity or to allocate such amount to any other transaction that may have benefited from the expenditure of such amounts.

     Section 3.4 Certain Obligations Not Recourse to AmeriCredit. Notwithstanding any provision of Section 3.3 or Section 3.5 to the contrary, the payment obligations provided in Section 3.3(a), 3.3(b)(ii) and 3.3(d) (to the extent of advances to the Trustee in respect of payments on the Securities), and any interest on the foregoing in accordance with Section 3.3(c), and the indemnification obligation provided in Section 3.5(a)(ii)(B) shall not be recourse to any AmeriCredit Party, but shall be payable in the manner and in accordance with priorities provided in the Sale and Servicing Agreement in each case, to the extent that such payment obligations do not arise from any failure or default in performance by an AmeriCredit Party of any of its obligations under the Transaction Documents.
     Section 3.5 Indemnification.
     (a) Indemnification by AmeriCredit. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, each AmeriCredit Party agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:
     (i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Trust, AmeriCredit, the Company or AFS SenSub, as the case may be;
     (ii) (A) the breach by the Trust, AmeriCredit, the Company or AFS SenSub, as the case may be, of any representation, warranty or covenant under any of the Transaction Documents or (B) the occurrence, in respect of the Trust, AmeriCredit, the Company or AFS SenSub, as the case may be, under any of the Transaction Documents of any “event of default” or any event which, with the giving of notice or the lapse of time or both, would constitute any “event of default”; or
     (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in information included in an Offering Document and furnished by Financial Security in writing expressly for use therein (all such information so furnished being referred to herein as “Financial Security Information”), it being understood that, in respect of the initial Offering Document, the Financial Security Information is limited to the information included under the caption “The Insurer” and the financial statements of Financial Security incorporated therein by reference or appended thereto.
     (b) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which indemnity may be sought from an AmeriCredit Party (the “Indemnifying Party”) hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.
     (c) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.
     Section 3.6 Subrogation. Subject only to the priority of payment provisions of the Sale and Servicing Agreement, each of the Trust, AmeriCredit, the Company and AFS SenSub acknowledges that, to the extent of any payment made by Financial Security pursuant to the Notes Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes, under the Transaction Documents or otherwise. Each of the Trust, AmeriCredit, the Company and AFS SenSub agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities or the Swap Agreement under the Transaction Documents or otherwise.
ARTICLE IV
FURTHER AGREEMENTS
     Section 4.1 Effective Date; Term of Agreement. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under any Policy and all of the Policies shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Certificateholder under the Transaction Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.2, 3.3 and 3.5 hereof shall survive any termination of this Agreement.
     Section 4.2 Obligations Absolute.
     (a) The payment obligations of AmeriCredit hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or any Policy; (ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which any of the Trust, AmeriCredit, the Company or AFS SenSub may have at any time against Financial Security or any other Person; (iv) any document presented in connection with any Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of any Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of AFS SenSub to receive the proceeds from the sale of the Securities; (vii) any breach by the Trust, AmeriCredit, the Company, the Swap Provider or AFS SenSub of any representation, warranty or covenant contained in any of the Transaction Documents; or (viii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Trust, AmeriCredit, the Company or AFS SenSub in respect of any Transaction Document.

     (b) Each of the Trust, AmeriCredit, the Company and AFS SenSub and any and all others who are now or may become liable for all or part of the obligations of AmeriCredit, the Company and AFS SenSub under this Agreement agrees to be bound by this Agreement and (i) to the extent permitted by law, waives and renounces any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waives all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waives all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to AmeriCredit, the Company or AFS SenSub; (v) agrees that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consents to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consents to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agrees that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.
     (c) Nothing herein shall be construed as prohibiting the Trust, AmeriCredit, the Company or AFS SenSub from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.
     Section 4.3 Assignments; Reinsurance; Third-Party Rights.
     (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Trust, AmeriCredit, the Company or AFS SenSub may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.
     (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to any one or more Policies upon such terms and conditions as Financial Security may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under such Policies.

     (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Documents or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.
     (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Noteholder or the Certificateholder, other than Financial Security, against the Trust, AmeriCredit, the Company or AFS SenSub, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. None of the Indenture Trustee, the Owner Trustee nor any Noteholder or the Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by AmeriCredit pursuant to Section 3.2, 3.3 or 3.5 hereof.
     Section 4.4 Liability of Financial Security. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policies by the Indenture Trustee or the Owner Trustee or for any acts or omissions of the Indenture Trustee or the Owner Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under any Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.
     Section 4.5 Purchase of Replacement Swap Agreement. In the event that the Swap Agreement is terminated prior to its scheduled expiration in accordance with the terms of the Swap Agreement, the Trust shall at the request of Financial Security enter into a replacement swap agreement (the “Replacement Swap Agreement”) in the form and substance satisfactory to Financial Security with a replacement Swap Provider acceptable to Financial Security on the same terms as the Swap Agreement executed on the Closing Date mutatis mutandis, or with such amendments to the terms as have been approved by S&P, Moody’s and Financial Security.

ARTICLE V
EVENTS OF DEFAULT; REMEDIES
     Section 5.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:
     (a) a demand for payment shall be made under the Notes Policy or a demand for payment shall be made under the Swap Policy for any net swap payment (other than swap termination payments);
     (b) any representation, warranty or covenant made by any of the Trust, AmeriCredit, the Company or AFS SenSub under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Trust, AmeriCredit, the Company or AFS SenSub, as the case may be, effectively cures any such defect in any representation or warranty under any Transaction Document, or certificate or report furnished under any Transaction Document, within the time period specified in the relevant Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;
     (c) (i) any of the Trust, AmeriCredit, the Company or AFS SenSub shall fail to pay when due any amount payable under any of the Transaction Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Transaction Document; (ii) the Trust, AmeriCredit, the Company or AFS SenSub shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;
     (d) any of the Trust, AmeriCredit, the Company or AFS SenSub shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (c)(i) above or clause (m) below) and such failure shall continue for a period of 30 days after written notice given to the Trust or AFS SenSub by Financial Security (which notice shall be forwarded to AmeriCredit and the Company by the Trust or AFS SenSub, provided however, that, such forwarding shall not be a condition to the occurrence of an Event of Default under this Section 5.1(d)), as the case may be; provided, however, that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Trust or AFS SenSub, as the case may be, shall have given notice to Financial Security of corrective action it proposes to take, which corrective action is agreed in writing by Financial Security to be satisfactory and the Trust or AFS SenSub, as the case may be, shall thereafter pursue such corrective action diligently until such default is cured;

     (e) any of the Trust, AmeriCredit, the Company or AFS SenSub shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against any of the Trust, AmeriCredit, the Company or AFS SenSub under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against any of the Trust, AmeriCredit, the Company or AFS SenSub seeking liquidation of their respective assets and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or any of the Trust, AmeriCredit, the Company or AFS SenSub shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or the whole or any substantial part of its respective properties or assets or such Person shall take any corporate action in furtherance of any of the foregoing;
     (f) on any Insured Distribution Date, after taking into account the application in accordance with Section 5.7(a) of the Sale and Servicing Agreement on the related Distribution Date of the sum of Available Funds, any Deficiency Claim Amount Deposits and any Accelerated Payment Amount Shortfall Deposits with respect to such related Distribution Date and the amounts available in the Series 2007-D-F Spread Account (prior to withdrawals therefrom in accordance with the terms of the Spread Account Agreement), any amounts payable on such related Distribution Date pursuant to clauses (i), (ii), (iii), (iv) or (vi) of Section 5.7(a) of the Sale and Servicing Agreement have not been paid in full;
     (g) as of (A) any May-October Determination Date, the arithmetic average of the Delinquency Ratio for such Determination Date and the two immediately preceding Determination Dates is equal to or greater than 6.0%; provided, however, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring after the twelfth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 6.50%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring after the thirty-sixth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 7.00%; or (B) any November-April Determination Date, the arithmetic average of the Delinquency Ratio for such Determination Date and the two immediately preceding Determination Dates is equal to or greater than 6.25%; provided, however, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring after the twelfth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 6.75%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring after the thirty-sixth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 7.25%;
(h)	the Cumulative Default Rate shall be equal to or greater than:

(A) 3.83%, with respect to any Determination Date occurring before or during the third calendar month succeeding the Closing Date, (B) 6.45%, with respect to any Determination Date occurring after the third, and before or during the 6th, calendar month succeeding the Closing Date, (C) 9.20%, with respect to any Determination Date occurring after the 6th, and before or during the 9th, calendar month succeeding the Closing Date, (D) 10.14%, with respect to any Determination Date occurring after the 9th, and before or during the 12th, calendar month succeeding the Closing Date, (E) 11.76%, with respect to any Determination Date occurring after the 12th, and before or during the 15th, calendar month succeeding the Closing Date, (F) 14.75%, with respect to any Determination Date occurring after the 15th, and before or during the 18th, calendar month succeeding the Closing Date, (G) 17.52%, with respect to any Determination Date occurring after the 18th, and before or during the 21st, calendar month succeeding the Closing Date, (H) 20.75%, with respect to any Determination Date occurring after the 21st, and before or during the 24th, calendar month succeeding the Closing Date, (I) 22.82%, with respect to any Determination Date occurring after the 24th, and before or during the 27th, calendar month succeeding the Closing Date, (J) 24.67%, with respect to any Determination Date occurring after the 27th, and before or during the 30th, calendar month succeeding the Closing Date, (K) 26.05%, with respect to any Determination Date occurring after the 30th, and before or during the 33rd, calendar month succeeding the Closing Date, (L) 27.66% with respect to any Determination Date occurring after the 33rd, and before or during the 36th, calendar month succeeding the Closing Date, (M) 29.05%, with respect to any Determination Date occurring after the 36th, and before or during the 39th, calendar month succeeding the Closing Date and (N) 29.51%, with respect to any Determination Date occurring after the 39th calendar month succeeding the Closing Date;

(i)	the Cumulative Loss Rate shall be equal to or greater than:

(A) 2.77%, with respect to any Determination Date occurring before or during the third calendar month succeeding the Closing Date, (B) 3.69%, with respect to any Determination Date occurring after the third, and before or during the 6th, calendar month succeeding the Closing Date, (C) 5.07%, with respect to any Determination Date occurring after the 6th, and before or during the 9th, calendar month succeeding the Closing Date, (D) 6.45%, with respect to any Determination Date occurring after the 9th, and before or during the 12th, calendar month succeeding the Closing

Date, (E) 8.07%, with respect to any Determination Date occurring after the 12th, and before or during the 15th, calendar month succeeding the Closing Date, (F) 9.91%, with respect to any Determination Date occurring after the 15th, and before or during the 18th, calendar month succeeding the Closing Date, (G) 11.71%, with respect to any Determination Date occurring after the 18th, and before or during the 21st, calendar month succeeding the Closing Date, (H) 13.14%, with respect to any Determination Date occurring after the 21st, and before or during the 24th, calendar month succeeding the Closing Date, (I) 14.29%, with respect to any Determination Date occurring after the 24th, and before or during the 27th, calendar month succeeding the Closing Date, (J) 15.44%, with respect to any Determination Date occurring after the 27th, and before or during the 30th, calendar month succeeding the Closing Date, (K) 16.14%, with respect to any Determination Date occurring after the 30th, and before or during the 33rd, calendar month succeeding the Closing Date, (L) 17.06%, with respect to any Determination Date occurring after the 33rd, and before or during the 36th, calendar month succeeding the Closing Date and (M) 17.75%, with respect to any Determination Date occurring after the 36th calendar month succeeding the Closing Date;
     (j) the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement;
     (k) the Trust becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;
     (l) any default in the observance or performance of any covenant or agreement of the Trust made in the Indenture (other than a default in the payment of the interest or principal on any Note when due) or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Trust and the Indenture Trustee by Financial Security, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied;
     (m) the failure of the Company or AFS SenSub to comply with Section 2.8(j) of this Insurance Agreement; and
     (n) the Swap Agreement is terminated and a replacement swap agreement that is acceptable to the Financial Security is not entered into within 40 days of the “Early Termination Date” (as defined in the Swap Agreement); provided, however, that the occurrence of the Insurance Agreement Event of Default specified in clause (n) shall not result in a Servicer Termination Event under Section 9.1(g) of the Sale and Servicing Agreement.
     (o) the Tangible Net Worth of AmeriCredit shall be less than the sum of (a) $1,650,000,000 plus (b) 50% of the cumulative positive net income (without deduction for negative net income) of AmeriCredit for each fiscal quarter having been completed since December 31, 2006, as reported in each annual report on Form 10-K and periodic report on Form 10-Q filed by AmeriCredit with the Commission plus (c) 75% of the net proceeds of any equity issued by AmeriCredit since December 31, 2006 (excluding any equity being issued pursuant to equity incentive plans for employees and board members) minus (d) the lesser of (i) $200,000,000 and (ii) the purchase price for all common stock of AmeriCredit repurchased after December 31, 2006.
     Section 5.2 Remedies; Waivers.
     (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:
     (i) exercise any rights and remedies available under the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Controlling Party under the Transaction Documents, including, without limitation, its right to accelerate the Notes or to terminate the Company and to appoint a successor Servicer; or
     (ii) take whatever action at law or in equity may appear necessary or desirable in its judgment to enforce performance of any obligation of the Trust, AmeriCredit, the Company or AFS SenSub under the Transaction Documents.
     (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.
     (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.
     (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default or collection of Premium

Supplement by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Trust, AmeriCredit, the Company or AFS SenSub, as the case may be. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Amendments, Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto, provided that the Rating Agencies shall be notified in writing of any such amendment, modification or termination in accordance with the notice provisions set forth in the Sale and Servicing Agreement. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.
     Section 6.2 Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)	To Financial Security:	Financial Security Assurance Inc.
31 West 52nd Street
New York, NY 10019
Attention: Transaction Oversight
Department
Re: Policy No. 51875A-N or 51875B-N
AmeriCredit Automobile Receivables
Trust 2007-D-F

Confirmation: (212) 826-0100
Telecopy Nos.: (212) 339-3518,
(212) 339-3529
(in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on a Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head—Financial Guaranty Group and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To AmeriCredit:	AmeriCredit Corp.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Chief Financial Officer

(c)	To the Company:	AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Chief Financial Officer

(d)	To AFS SenSub:	AFS SenSub Corp.
2265 B Renaissance Drive, Suite 17
Las Vegas, Nevada, 89119
Attention: Chief Financial Officer

	With a copy to:	AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, TX 76102
Attention: Chief Financial Officer

(e)	To the Trust:	AmeriCredit Automobile Receivables
Trust 2007-D-F
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration, as
owner trustee
     A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.
     Section 6.3 Payment Procedure. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, each of the Trust, AmeriCredit, the Company and AFS SenSub agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Trust, AmeriCredit, the Company and AFS SenSub. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid, and shall include interest on overdue interest, compounded monthly.
     Section 6.4 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.
     Section 6.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     Section 6.6 Consent to Jurisdiction.
     (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.
     (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
     (c) Each of AmeriCredit, the Company and AFS SenSub hereby irrevocably appoints and designates The Prentice-Hall Corporation System, Inc., whose address is 15 Columbus Circle, New York, New York 10023-7773, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of AmeriCredit, the Company, and AFS SenSub agrees that service of such process upon such Person shall constitute personal service of such process upon it.
     (d) Nothing contained in the Agreement shall limit or affect Financial Security’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against AmeriCredit, the Company or AFS SenSub or their property in the courts of any jurisdiction.
     Section 6.7 Consent of Financial Security. In the event that Financial Security’s consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.
     Section 6.8 Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.
     Section 6.9 Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.
     Section 6.10 Limited Liability. (a) No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Notes Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.
     (b) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Transaction Documents.
     Section 6.11 Entire Agreement. This Agreement, the Premium Letter and the Policies set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Insurance and Indemnity Agreement, all as of the day and year first above written.

FINANCIAL SECURITY ASSURANCE INC.
By:	/s/ Ravi R. Gandhi
Authorized Officer

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-D-F

by Wilmington Trust Company, not in its individual
capacity but solely as Owner Trustee

By:	/s/ Patricia A. Evans
Title: Vice President

AMERICREDIT FINANCIAL SERVICES, INC.
By:	/s/ Susan B. Sheffield
Title: Senior Vice President, Structured Finance

AMERICREDIT CORP.
By:	/s/ Susan B. Sheffield
Title: Senior Vice President, Structured Finance

[Insurance Agreement Signature Page]

AFS SENSUB CORP.
By:	/s/ Sheli Fitzgerald
	Name:	Sheli Fitzgerald
	Title:	Vice President, Structured Finance

Acknowledged:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President
[Insurance Agreement Signature Page]

APPENDIX I
DEFINITIONS
     “AmeriCredit” means AmeriCredit Corp., a Texas corporation.
     “AmeriCredit Parties” means each of AmeriCredit, the Company and AFS SenSub.
     “AFS SenSub” means AFS SenSub Corp., a Nevada corporation.
     “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Fort Worth, Texas, New York, New York, Wilmington, Delaware, Minneapolis, Minnesota or the principal place of business of any successor Servicer, successor Indenture Trustee, successor Owner Trustee or successor Collateral Agent, are authorized or obligated by law, executive order or governmental decree to be closed.
     “Certificate” means the Certificate of Trust issued pursuant to the Trust Agreement.
     “Certificateholder” means the registered holder of the Certificate.
     “Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Commonly Controlled Entity” means AmeriCredit and each entity, whether or not incorporated, which is affiliated with AmeriCredit pursuant to Section 414(b), (c), (m) or (o) of the Code.
     “Company” means AmeriCredit Financial Services, Inc., a Delaware corporation.
     “Date of Issuance” means the date on which the Policies are issued as specified therein.
     “Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.
     “ERISA” means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “Event of Default” means any event of default specified in Section 5.1 of the Insurance Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Act Reports” means all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are required to be filed by AFS SenSub or the Trust with respect to the Notes pursuant to the Exchange Act.
     “Expiration Date” means the final date of the Term Of The Policy, as specified in each Policy.
     “Financial Security” means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.
     “Financial Statements” means with respect to AmeriCredit the consolidated balance sheets as of June 30, 2007 and the statements of income, shareholder’s equity and cash flows for the 12-month period then ended and the notes thereto and the consolidated balance sheets as of each June 30, September 30, December 31 and March 31 thereafter, and the consolidated statements of income and cash flows for the fiscal quarter then ended.
     “Fiscal Agent” means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.
     “Fitch” means Fitch, Inc. and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.
     “FSA Financial Statements” means the unaudited financial statements (and any amendments thereto) of Financial Security for each of the March, June and September fiscal quarters and the audited financial statements (and any amendments thereto) for any fiscal year.
     “Holdings” means Financial Security Assurance Holdings Ltd., a New York corporation.
     “Incorporation by Reference Conditions” means the conditions set forth for incorporation by reference in Item 1100(c)(1)(i), (ii) and (iii) under Regulation AB.
     “Indemnification Agreement” means the Indemnification Agreement dated as of September 11, 2007 among Financial Security, AFS SenSub and the Representative, as the same may be amended from time to time.
     “Indenture” means the Indenture dated as of September 12, 2007 between the Trust and Wells Fargo, as Trustee and Trust Collateral Agent.
     “Indenture Trustee” means Wells Fargo, as trustee under the Indenture, and any successor thereto as trustee under the Indenture.

     “Insurance Agreement” means this Insurance and Indemnity Agreement dated as of the date hereof, among Financial Security, the Trust, AmeriCredit, the Company and AFS SenSub, as the same may be amended from time to time.
     “Insurance Agreement Event of Default” means any Event of Default specified in Section 5.1.
     “Insurance Agreement Indenture Cross Default” means an Event of Default specified in clauses (a), (e), (f), (k), (l), (m) or (n) of Section 5.1.
     “Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “IRS” means the Internal Revenue Service.
     “JPMorgan Chase Bank” means JPMorgan Chase Bank, National Association, a New York banking corporation.
     “Late Payment Rate” means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank plus 3%), and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over the actual number of days in the current calendar year.
     “Lenders” means the lender named in the MBIA V Security Agreement and the lenders named in the Master Trust Indenture.
     “Lien” means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.
     “Lockbox Agreement” means the Lockbox Agreement, as defined in the Sale and Servicing Agreement.
     “Master Trust Indenture” means the Third Amended and Restated Indenture dated as of October 30, 2006, by and among AmeriCredit Master Trust and The Bank of New York, as Trustee, and Deutsche Bank Trust Company Americas, as administrative agent, as the same may be amended from time to time.

     “Material Adverse Change” means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of the Receivables, a material adverse change in (i) the value or marketability of the Receivables, taken as a whole, or (ii) the probability that amounts now or hereafter due in respect of a material portion of the Receivables will be collected on a timely basis.
     “MBIA” means MBIA Insurance Corporation.
     “MBIA V Security Agreement” means the Security Agreement dated as of October 3, 2006, by and among AmeriCredit MTN Receivables Trust V, the Company, AmeriCredit MTN Corp. V and Wells Fargo, as the collateral agent, backup servicer and as the securities intermediary, as the same may be amended from time to time.
     “Moody’s” means Moody’s Investors Service, a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.
     “Multiemployer Plan” means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.
     “Noteholders” means the registered holders of the Notes.
     “Notes” means the Trust’s $184,000,000 Class A-1 5.9139% Asset Backed Notes, $164,000,000 Class A-2-A 5.66% Asset Backed Notes, $50,000,000 Class A-2-B LIBOR + 0.55% Floating Rate Asset Backed Notes, $232,000,000 Class A-3-A 5.49% Asset Backed Notes, $40,000,000 Class A-3-B LIBOR + 0.65% Floating Rate Asset Backed Notes, $200,000,000 Class A-4-A 5.56% Asset Backed Notes and $130,000,000 Class A-4-B LIBOR + 0.80% Floating Rate Asset Backed Notes issued pursuant to the Indenture.
     “Notes Policy” means in the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I(A) to the Insurance Agreement.
     “Notice of Claim” means, with respect to a Policy, a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to such Policy.
     “Offering Document” means the Prospectus dated April 28, 2006 and the Prospectus Supplement dated September 11, 2007 relating to the Securities and any amendment or supplement thereto and any other offering document in respect of the Securities that makes reference to a Policy.
     “Owner Trustee” means Wilmington Trust Company as owner trustee under the Trust Agreement, and any successor thereto as owner trustee under the Trust Agreement.

     “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.
     “Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).
     “Plan” means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.
     “Policy” means (a) the Notes Policy or (b) the Swap Policy.
     “Premium” means the premium payable in accordance with Section 3.2 of this Agreement and the Premium Supplement, if any.
     “Premium Letter” means the letter between Financial Security and AmeriCredit dated the Date of Issuance in respect of the premium (including Premium Supplement) payable by AmeriCredit in consideration of the issuance of the Policies.
     “Premium Supplement” means a non-refundable premium, in addition to the premium payable in accordance with Section 3.2 of this Agreement, accruing to Financial Security in monthly installments commencing on the date of the occurrence of an Event of Default whether or not an Event of Default shall have been declared and on each monthly anniversary thereof in accordance with the terms set forth in the Premium Letter.
     “Provided Documents” means the Transaction Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of AmeriCredit, the Company or AFS SenSub with respect to itself, its respective Subsidiaries, the Receivables or the Transaction.
     “Purchase Agreement” means the Purchase Agreement, dated as of September 12, 2007 by and between the Company and AFS SenSub.
     “Receivable” has the meaning provided in the Sale and Servicing Agreement.
     “Release of Security Interests” means the Releases of Security Interests, each dated as of September 20, 2007, by Wells Fargo and The Bank of New York, on behalf of the respective Lender is releasing the security interest in the Receivables identified on Exhibit A thereto and authorizing the filing of UCC financing statements to be filed in such locations as are required to evidence the release of the security interest in such Receivables.
     “Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     “Representative” means Lehman Brothers Inc., as representative of the Underwriters.
     “Restrictions on Transferability” means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.
     “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of September 12, 2007 among the Trust, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub and Wells Fargo, as Backup Servicer and Trust Collateral Agent.
     “Securities” means the Notes.
     “Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “Servicer” means the Servicer, in its capacity as Servicer under the Sale and Servicing Agreement.
     “S&P” means Standard & Poor’s Ratings Service, a division of McGraw-Hill Corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.
     “Special Event” means the occurrence of any one of the following: (a) an Event of Default under this Agreement has occurred and is continuing, (b) a Cumulative Default Test Failure, Delinquency Test Failure or Cumulative Net Loss Test Failure (each as defined in the Spread Account Agreement) has occurred and is continuing, (c) any legal proceeding or binding arbitration is instituted with respect to the Transaction, (d) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of AmeriCredit, the Company, AFS SenSub or the Receivables, or (e) Financial Security pays a claim under a Policy.
     “Spread Account Agreement” means the Spread Account Agreement, dated as of September 12, 2007 among Financial Security, the Trust, the Collateral Agent and the Trustee as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

     “Subsidiary” means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.
     “Swap Agreement” means, collectively, (i) the ISDA Master Agreement dated September 20, 2007 between the Trust and the Swap Provider, including the Schedule thereto and the Credit Support Annex thereto, (ii) the Confirmation thereto relating to the Class A-2-B Notes, (iii) the Confirmation thereto relating to the Class A-3-B Notes and (iv) the Confirmation thereto relating to the Class A-4-B Notes, in each case, together with any replacement swap agreements thereafter approved by the Insurer.
     “Swap Policy” means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Swap Agreement, substantially in the form attached as Annex I(B) to the Insurance Agreement.
     “Swap Provider” means Lehman Brothers Special Financing Inc.
     “Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, copyrights and service marks.
     “Term of this Agreement” shall be determined as provided in Section 4.01 of this Agreement.
     “Term Of The Policy” has the meaning provided in the Policy.
     “Time of Sale” means 3:00 p.m. (New York time) on September 11, 2007.
     “Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.
     “Transaction Documents” means this Agreement, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Underwriting Agreement, the Indemnification Agreement, the Purchase Agreement, the Custodian Agreement, the Premium Letter, the Lockbox Agreement, the Spread Account Agreement and the Swap Agreement.
     “Trust” means AmeriCredit Automobile Receivables Trust 2007-D-F created by the Trust Agreement.
     “Trust Agreement” means the Trust Agreement dated as of September 6, 2007 as amended as of September 12, 2007, between AFS SenSub and Wilmington Trust Company as Owner Trustee.
     “Trust Property” has the meaning provided in the Sale and Servicing Agreement.

     “Underfunded Plan” means any Plan that has an Underfunding.
     “Underfunding” means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.
     “Underwriters” means Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., UBS Secuities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as underwriters.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of September 11, 2007 among the Seller, AmeriCredit Financial Services, Inc. and the Representative on its own behalf and as representative of the Underwriters.
     “Wells Fargo” means Wells Fargo Bank, National Association and any successors or assigns.

ANNEX I(A)
TO
INSURANCE AND INDEMNITY AGREEMENT
FORM OF NOTES POLICY
[See Exhibit 10.6 “Financial Guaranty Insurance Policy”]

ANNEX I(B)
TO
INSURANCE AND INDEMNITY AGREEMENT
FORM OF SWAP POLICY
[On File with Dewey Ballantine LLP]

APPENDIX A
TO INSURANCE AND INDEMNITY AGREEMENT
CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICIES
     (a) Payment of Premium and Expenses; Premium Letter. Financial Security shall have been paid, a nonrefundable Premium and shall have been reimbursed, for other fees and expenses identified in Section 3.2 of this Agreement as payable at closing and Financial Security shall have received a fully executed copy of the Premium Letter.
     (b) Transaction Documents. Financial Security shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Sale and Servicing Agreement relating to the payment to Financial Security of Premium due on the Policies and the reimbursement to Financial Security of amounts paid under the Policies shall be in form and substance acceptable to Financial Security in its sole discretion.
     (c) Certified Documents and Resolutions. Financial Security shall have received a copy of (i) the certificate of incorporation and bylaws of each of AmeriCredit, the Company and AFS SenSub and (ii) the resolutions of the Board of Directors of each of AmeriCredit, the Company and AFS SenSub, authorizing the issuance of the Securities and the execution, delivery and performance by AmeriCredit, the Company and AFS SenSub of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of AmeriCredit, the Company and AFS SenSub, as the case may be (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).
     (d) Incumbency Certificate. Financial Security shall have received a certificate of the Authorized Officer, Secretary or an Assistant Secretary, as the case may be, of each of the Owner Trustee, AmeriCredit, the Company, the Representative and AFS SenSub certifying the name and signatures of the officers of the Owner Trustee, AmeriCredit, the Company, the Representative and AFS SenSub, as the case may be, authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.
     (e) Representations and Warranties; Certificate. The representations and warranties of each of AmeriCredit, the Company and AFS SenSub in this Agreement shall be true and correct as of the Date of Issuance with respect to such Person as if made on the Date of Issuance and Financial Security shall have received a certificate of appropriate officers of the Owner Trustee, AmeriCredit, the Company and AFS SenSub, as the case may be, to that effect.
     (f) Opinions of Counsel. Financial Security shall have received opinions of counsel addressed to Financial Security and S&P in respect of the Trust, the Owner Trustee, AmeriCredit, the Company, AFS SenSub, the other parties to the Transaction

Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.
     (g) Approvals, Etc. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholders of AmeriCredit, AFS SenSub and the Company required in connection with the Transaction.
     (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.
     (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.
     (j) Satisfaction of Conditions of Underwriting Agreement. All conditions in the Underwriting Agreement to the Underwriters’ obligation to purchase the Securities shall have been satisfied.
     (k) Issuance of Ratings. Financial Security shall have received confirmation that the risk secured by the Notes Policy constitutes an investment grade risk by S&P and an insurable risk by Moody’s and that (i) the Class A-1 Notes, when issued, will be rated “Prime-1” by Moody’s, “A-1+” by S&P and “F1+” by Fitch and (ii) the Class A-2-A Notes, Class A-2-B Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes, when issued, will each be rated “Aaa” by Moody’s and “AAA” by S&P and Fitch.
     (l) Maintenance of Receivable Files. Financial Security shall have received evidence satisfactory to it that the Receivable Files are being maintained by and held in the custody of the Company, as Custodian, pursuant to Section 3.3 of the Sale and Servicing Agreement.
     (m) Financial Security shall have received an executed copy of the Release of Security Interest, in form and substance satisfactory to Financial Security.
     (n) The Trustee shall have received for filing, any amendments to, and/or terminations of, UCC financing statements to be filed in such locations as required to evidence the release of any Liens of the Lenders on certain of the Receivables and other property.
     (o) No Default. No Default or Event of Default shall have occurred.

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     (p) Intentionally Omitted.
     (q) Additional Items. Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that all conditions precedent, if any, in the Transaction Documents have been satisfied.

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